AMENDMENT NO. 1
SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT (this “Agreement”), dated _______________ amends that certain Securities Purchase Agreement (this “Purchase Agreement”), dated as of _____________ by and between Global Resource Corporation, a Nevada corporation with a principal address at 1000 Atrium Way, Atrium One Building, Suite 100, Mount Laurel, New Jersey 08054 (the “Corporation”), and Brendan Campbell (the “Purchaser”).

RECITALS

WHEREAS, the Lender and the Corporation have agreed to amend and restate that certain  Convertible Promissory Note issued pursuant to the Original Purchase Agreement in the form of the Amended and Restated Convertible Promissory Note attached hereto as Exhibit A (the “Note”); and

WHEREAS, the Lender and the Corporation agree to amend the Purchase Agreement in order to clarify certain terms and conditions as a result of the amendments to the Note.

AGREEMENTS

In consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1.  Definitions.  In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings when used in this Agreement:

“Agreement” has the meaning set forth in the preamble.

 “Board” means the board of directors of the Corporation.

“Closing” means the sale and purchase of the Note pursuant to this Agreement, as this Agreement may be amended from time to time.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Corporation, par value $0.001 per share.

“Corporation” has the meaning set forth in the preamble.

“Conversion Amount” has the meaning set forth in the Note, as amended from time to time.

“Conversion Date” has the meaning set forth in the Note, as amended from time to time.

“Designations” means the Certificate of Designations of Rights and Preferences of the Corporation's Series A Preferred Stock in the form attached hereto as Exhibit B.

“GAAP” means United States generally accepted accounting principles, consistently applied.

 “Investment” as applied to any Person means (a) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest of any other Person and (b) any capital contribution by such Person to any other Person.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien, claim or charge of any kind, including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by statute or other law.

“Material” means any event, occurrence or circumstance resulting in any loss, damage or liability which is material to the business or financial condition of the Corporation taken as a whole.

“Minimum Amount Closing Date” shall have the meaning set forth in the Note, as amended.

 “Person” means a natural person, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

“Preferred Stock” means the Corporation’s Series A Preferred Stock and other series of preferred stock issued by the Corporation from time to time that have priority at liquidation over the common stock.

 “Purchaser” has the meaning set forth in the preamble.

“Securities Act” means the Securities Act of 1933, as amended.

 “Series A Preferred Stock” means the Series A Preferred Stock of the Corporation, par value $0.001 per share.

“Transfer” means any direct or indirect offer, transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal of all or any securities of the Corporation.

1.2.  Rules of Construction.  The following provisions shall be applied wherever appropriate herein:

(a)  “herein,” “hereby,” “hereunder,” “hereof” and other equivalent words shall refer to this Agreement as an entirety and not solely to the particular portion of this Agreement in which any such word is used;

(b)    all definitions set forth herein shall be deemed applicable whether the words defined are used herein in the singular or the plural;

(c)  wherever used herein, any pronoun or pronouns shall be deemed to include both the singular and plural and to cover all genders;

(d)  all accounting terms not specifically defined herein shall be construed in accordance with GAAP;

(e)  neither this Agreement nor any other agreement, document or instrument referred to herein or executed and delivered in connection herewith shall be construed against either party as the principal draftsperson hereof or thereof;

(f)  all references or citations in this Agreement to statutes or regulations or statutory or regulatory provisions shall generally be considered citations to such statutes, regulations or provisions as in effect on the date hereof, except that when the context otherwise requires, such references shall be considered citations to such statutes, regulations or provisions as in effect from time to time, including any successor statutes, regulations or provisions directly or indirectly superseding such statutes, regulations or provisions;

(g)  any references herein to a particular Section, Article, Exhibit or Schedule means a Section or Article of, or an Exhibit or Schedule to, this Agreement unless another agreement is specified; and

(h)  the Exhibits and Schedules attached hereto are incorporated herein by reference and shall be considered part of this Agreement.

ARTICLE II
SALE OF OFFERED SECURITIES

Subject to the satisfaction of the terms and conditions herein set forth and in reliance upon the respective representations and warranties of the parties set forth herein or in any document delivered pursuant hereto, the Corporation agrees to sell to the Purchaser, free and clear of any Liens (other than the restrictions on transfer under applicable federal and state securities laws), and the Purchaser agrees to purchase from the Corporation, at the Closing, the Note for an aggregate purchase price of $149,975.00 Dollars (the “Purchase Price”).

ARTICLE III
CLOSING; DELIVERY

3.1.  Closing.  The Closing will be held on the date that the Corporation, executes this Agreement, at such time, date and place as may be agreed to by the Corporation and the Purchaser.

3.2.  Delivery at Closing.  At the Closing, the Corporation will deliver to the Purchaser the Note, duly executed by the Corporation against the payment by the Purchaser of the Principal Amount by wire transfer of funds to an account designated by the Corporation.

ARTICLE IV
CONDITIONS TO CLOSING

4.1.  Conditions to Closing by the Purchaser. The obligation of the Purchaser to purchase the Note at the Closing is subject to the fulfillment to the Purchaser’s satisfaction of each of the following conditions:

(a)  Representations and Warranties Correct.  The representations and warranties made by the Corporation in Article VI shall be true and correct in all material respects when made, and shall be true and correct in all material respects as of the Closing, as if made at the Closing.

(b)  Performance.  All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Corporation, at or prior to the Closing, shall have been performed or complied with in all material respects.

(c)  Resignation of O’Brien as a Board Member.  Kim O’Brien shall have submitted her resignation from the Board of Directors of the Corporation, with such resignation effective immediately upon the date on which the 2009 10-K and 2010 Q1 10-Q reports of the Company have been filed with the Securities and Exchange Commission.

(d)  Resignation of Simon as a Board Member.  Jonathan Simon shall have submitted his resignation from the Board of Directors of the Corporation, with such resignation effective immediately upon the date on which the 2009 10-K and 2010 Q1 10-Q reports of the Company have been filed with the Securities and Exchange Commission.

(e)  Certain  Persons on Board of Directors.  Paul Sweeney and David Ames are directors on the Board of Directors of the Corporation.

4.2.  Conditions to Closing by the Corporation.  The obligation of the Corporation to sell the Note at the Closing is subject to the fulfillment to the Corporation’s satisfaction of each of the following conditions:

(a)  Representations and Warranties Correct.  The representations and warranties made by the Purchaser in Article VII shall be true and correct in all material respects when made, and shall be true and correct in all material respects as of the Closing as if made at the Closing.

(b)  Performance.  All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Purchaser at or prior to the Closing shall have been performed or complied with in all material respects.

(c)  Qualifications.  As of the Closing, all authorizations, approvals or permits of, or filings with, any governmental authority that are required by law in connection with the lawful purchase of the Note shall have been duly obtained by the Purchaser, and shall be effective as of the Closing.

ARTICLE V
CONVERSION UPON THE MATURITY DATE

In the event that the Minimum Amount Closing Date has not occurred on or before the Maturity Date, this Article V shall govern the conversion of the Conversion Amount into Series A Preferred Stock under the Note.  If the Minimum Amount Closing Date occurs on or before the Maturity Date, this Article V shall have no force or effect.

5.1.  Authorization.  The Corporation will, on or prior to the Maturity Date, (a) file the Designations with the Secretary of State of the State of Nevada, (b) duly authorize the issuance to the Purchaser of the Series A Preferred Stock, and (c) duly authorize and reserve for issuance common stock upon conversion of the Series A Preferred Stock.

5.2.  Conditions to Conversion by the Purchaser. The obligation of the Purchaser to convert the Note at the Maturity Date is subject to the fulfillment to the Purchaser’s satisfaction of each of the following conditions:

(a)  Representations and Warranties Correct.  The representations and warranties made by the Corporation in Article VI shall be true and correct in all material respects as of the Maturity Date as if made at the Maturity Date; all covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Corporation at or prior to the Maturity Date shall have been performed or complied with in all material respects; and the Corporation shall have delivered to Purchaser a certificate dated as of the Maturity Date and signed by its duly authorized officer to all such effects.

(b)  Qualifications.  As of the Maturity Date, all authorizations, approvals or permits of, or filings with, any governmental authority, including state securities or “Blue Sky” offices, that are required by law in connection with the lawful issuance of the Series A Preferred Stock shall have been duly obtained by the Corporation, and shall be effective as of the Maturity Date.

5.3.  Deliveries by the Corporation on the Maturity Date.

(a)  Stock Certificate. On the Maturity Date, the Corporation will deliver to the Purchaser a certificate or certificates representing the shares of Series A Preferred Stock issuable by reason of conversion of the Note as provided in paragraph 2(d)(ii) of the Note.

(b)  Secretary’s Certificate. On the Maturity Date, the Corporation shall deliver to the Purchaser copies of each of the following, in each case certified by the Secretary of the Corporation to be in full force and effect on the Maturity Date:

(i)  the certificate of incorporation of the Corporation as of the Maturity Date (which shall include the form of the Designations) certified by the Secretary of State of the State of Nevada;

(ii)  a certificate of good standing of the Corporation certified by the Secretary of State of the State of Nevada as of a date not more than five (5) days prior to the Maturity Date;

(iii)  resolutions of the Board, and, as necessary, the stockholders of the Corporation, the form and substance of which are satisfactory to the Purchaser, authorizing the adoption, execution and filing of the Designations, and authorizing the transactions contemplated thereby, including the issuance of the Series A Preferred Stock to the Purchaser.

5.4.  Deliveries by the Corporation on the Maturity Date.  Subject to the satisfaction by the Corporation of the terms and conditions of Sections 5.1 through 5.3, on the Maturity Date, the Purchaser shall surrender the Note to the Corporation as provided in paragraph 2(d)(i) of the Note.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

The Corporation hereby represents and warrants to the Purchaser as follows:

6.1.  Organization and Standing.  The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.  The Corporation has the requisite corporate power and authority to own all the properties owned by it, and to conduct its business as proposed to be conducted by it.  The Corporation is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its condition (financial or otherwise), business, properties, assets, liabilities or prospects of the Corporation (a "Material Adverse Effect").

6.2.  Corporate Power.  The Corporation has all requisite legal and corporate power and authority to enter into this Agreement, to issue and sell the Note, to issue the Series A Preferred Stock and to carry out and perform its obligations under the terms of this Agreement.

6.3.  Authorization.  All corporate action on the part of the Corporation, its directors and stockholders necessary for the authorization, execution, delivery and performance by the Corporation of this Agreement and the consummation of the transactions contemplated hereby, and for the authorization, issuance and delivery of the Note and the Series A Preferred Stock, has been taken.  As of the Maturity Date, all corporate action on the part of the Corporation, its directors and stockholders necessary for the authorization, execution, delivery and performance by the Corporation and the consummation of the transactions contemplated thereby, will have been taken.  This Agreement is and, if executed by the Corporation as of the Maturity Date, will be, legal, valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms, except as enforcement may be limited under laws relating to bankruptcy, insolvency and similar circumstances and subject to general principles of equity.

6.4.  No Violation.  None of the execution and delivery of this Agreement, the consummation of the transactions provided for herein and therein or contemplated hereby and thereby, or the fulfillment by the Corporation of the terms hereof or thereof, or the issuance or sale of the Note will (with or without notice or passage of time or both) (a) conflict with or result in a breach of any provision of the articles of incorporation or bylaws of the Corporation, (b) result in a default, give rise to any right of termination, cancellation or acceleration, or require any consent or approval (other than approval by the Board) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, loan, factoring arrangement, license, agreement, lease or other instrument or obligation to which the Corporation is a party or by which it or any of its assets may be bound, or (c) violate any law, judgment, order, writ, injunction, decree, statute, rule or regulation of any court, administrative agency, bureau, board, commission, office, authority, department or other governmental entity applicable to the Corporation or any of its assets.

6.5.  Validity of Securities.  The Note, when issued, paid for, sold and delivered in accordance with the terms of this Agreement, and the Series A Preferred Stock, when issued and delivered in accordance with the terms of this Agreement and the Note, will be duly and validly issued, fully paid, non-assessable and free and clear of all Liens other than the restrictions on transfer under applicable federal and state securities laws and Liens imposed by or through the Purchaser.  As of the Conversion Date, the Series A Preferred Stock will have been duly and validly reserved and, upon issuance in accordance with the conversion provisions of the Note, will be duly and validly issued, fully paid, non-assessable, free and clear of all Liens other than the restrictions on transfer under applicable federal and state securities laws.

6.6.  Offering.  Subject in part to the truth and accuracy of the representations of the Purchaser set forth in this Agreement, the offer, sale and issuance of the Note as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and applicable state securities laws pursuant to the exemption from registration provided by Regulation D and the rules and regulations promulgated thereunder.

6.7.  Governmental Consents.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Corporation is required in connection with the offer, sale or issuance of the Note or the the Series A Preferred Stock or the consummation of any other transaction contemplated hereby, except for the following: (i) the filing of an appropriate documents or documents designating the terms of the Series A Preferred Stock (which shall include the Designations if required pursuant to Article V ) in the office of the Secretary of State of the State of Nevada, which shall be filed by the Corporation on or prior to the Conversion Date; (ii) the filing of such notices as may be required under the Securities Act; and (iii) the filing pursuant to the applicable state securities laws.

6.8.  Compliance with Other Instruments.  The Corporation is not in violation or default of any provision of its articles of incorporation or bylaws, each as amended and in effect on and as of the Closing.  The Corporation is not in violation or default of any provision of any instrument, mortgage, deed of trust, loan, contract, commitment, judgment, decree, order or obligation to which it is a party or by which it or any of its properties or assets are bound or of any provision of any federal, state or, local statute, rule or governmental regulation.

6.9.  Disclosure.  No representation, warranty or statement by the Corporation in this Agreement and the exhibits attached hereto, or in any written statement or certificate furnished to the Purchaser pursuant to this Agreement or the transactions contemplated hereby, contains any untrue statement of a material fact or, to the Corporation's knowledge, omits to state a material fact necessary to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. However, as to any projections furnished to the Purchaser, such projections were prepared in good faith by the Corporation, but the Corporation makes no representation or warranty that it will be able to achieve such projections.

ARTICLE VII
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser, represents and warrants to the Company as follows:

7.1          Economic Risk.  Purchaser understands that they must bear the economic risk of an investment in the Note and understands the lack of liquidity of the Note.

7.2          Investment for Own Account.  Purchaser is acquiring the Note and the Series A Preferred Stock for Purchaser’s own account as principal for investment and not with a view to resale or distribution. Purchaser will not sell or otherwise transfer the Note or the Series A Preferred Stock except in accordance with applicable securities laws.

7.3          Accredited Investor Status.  Purchaser represents and warrants that: (i) Purchaser is at least 21 years of age; (ii) Purchaser is an “accredited investor” as that term is defined pursuant to Rule 501 of Regulation D; (iii) Purchaser has adequate means of providing for Purchaser’s current needs and personal contingencies; (iv) Purchaser has no need for liquidity in the investment in the Note or the Series A Preferred Stock; (v) Purchaser maintains a principal domicile (and is not a transient or temporary resident) at the address shown below; (vi) all of Purchaser’s investments in and commitments to non-liquid investments are, and after Purchaser’s purchase of the Note will be, reasonable in relation to Purchaser’s net worth and current needs; and (vii) the personal financial information provided by Purchaser to Corporation accurately reflects Purchaser’s current financial condition, with respect to which Purchaser does not anticipate any material adverse changes.

7.4          Unregistered Securities.  Purchaser understands that neither the Note nor the Series A Preferred Stock have been registered under the Securities Act of 1933, as amended (the “1933 Act”), or the securities laws of any state and, as the result thereof, are subject to substantial restrictions on transfer.

7.5          No Endorsement.  Purchaser understands that no federal or state agency has passed upon or endorsed the merits of the offering thereof, or made any finding or determination as to the fairness of the Note or the Series A Preferred Stock for investment.

7.6          Authorization; Power.  The Purchaser has all requisite legal power to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement.  All action on the part of the Purchaser necessary for the authorization, execution, delivery and performance by the Purchaser of this Agreement, and the consummation of the transactions contemplated hereby and thereby, has been taken.  This Agreement is a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with their terms except as enforcement may be limited under laws relating to bankruptcy, insolvency and similar circumstance and subject to general principles of equity.

7.7          Purchase for Investment.  The Purchaser will acquire the Note and the Series A Preferred Stock (and the shares of common stock issuable upon conversion of the Series A Preferred Stock) for investment and not with a view to distributing all or any part thereof in any transaction which would constitute a “distribution” within the meaning of the Securities Act.  The Purchaser acknowledges that the Note and the Series A Preferred Stock have not been registered under the Securities Act.

ARTICLE VIII
MISCELLANEOUS

8.1.  Consent to Amendments; Waivers.  The provisions of this Agreement may be amended or waived at any time only by the written agreement of the Company, the holder of the Note or, following the Conversion Date, the holders of not less than two-thirds (2/3) of the outstanding Series A Preferred Stock that are convertible into shares of Common Stock.  Any waiver, permit, consent or approval of any kind or character on the part of any such holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing.  No course of dealing between the Company and any holder and no delay in exercising any right, remedy, or power conferred hereby, by the Certificate, or now or hereafter existing at law or under equity, by statute or otherwise, shall operate as a waiver of or otherwise prejudice any such right, power or remedy.

8.2.  Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith will survive the execution and delivery of this Agreement and any investigation made at any time by or on behalf of the Purchaser or holders of Series A Preferred Stock for a period ending one (1) year from the Closing.

8.3.  Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not.  In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of the Purchaser or holders of Series A Preferred Stock are also for the benefit of, and enforceable by, any subsequent holders of such shares (to the extent set forth herein).

8.4.  Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

8.5.  Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

8.6.  Notices.  Any notices required or permitted to be sent hereunder shall be delivered personally, or mailed, certified mail, return receipt requested, or delivered by overnight courier service to the following addresses, or such other address as any party hereto designates by written notice to the Company, and shall be deemed to have been given upon receipt, if delivered personally, or mailed, or one business day after delivery to the courier, if delivered by overnight courier service:

If to the Company, to:

Global Resource Corporation
1000 Atrium Way, Atrium One Building Suite 100
Mount Laurel, New Jersey 08054
Attention: Kenneth Kinsella

If to the Purchaser, to:
___________________________
___________________________
___________________________
Attention: ___________________

8.7.  Governing Law. All questions concerning the construction, validity and interpretation of this Agreement, and the performance of the obligations imposed by this Agreement, shall be governed by the laws of the State of Nevada applicable to contracts made and wholly to be performed in that state.

8.8.  Exhibits and Schedules.  All exhibits and schedules hereto are an integral part of this Agreement.

8.9.  Exchange of Certificates.  Upon surrender by any holder to the Company of any certificate or certificates evidencing any shares of stock of the Company, the Company at its expense will issue in exchange therefor, and deliver to such holder, a new certificate or certificates representing such shares of stock of the Company, in such denomination or denominations as may be requested by such holder.  Upon receipt of an indemnity by the holder and evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing any shares of stock of the Company, and in case of any such mutilation, upon surrender and cancellation of such certificate, the Company at its expense will issue and deliver to any such holder a new certificate evidencing such shares of stock of the Company of like tenor, in lieu of such lost, stolen, destroyed or mutilated certificate.

8.10.  Final Agreement.  This Agreement, together with the Note, and in the event that the conversion of the Note occurs as of the Maturity Date, and the Designations, constitutes the complete and final agreement of the parties concerning the matters referred to herein, and supersedes all prior agreements and understandings.

8.11.  Legend.  Until (a) the securities represented by such certificate are effectively registered under the Securities Act or (b) the holder of such securities delivers to the Company a written opinion of counsel to such holder to the effect that such legend is no longer necessary under the Securities Act, the Company will cause each certificate or note representing its securities to be stamped or otherwise imprinted with a legend to substantially the following effect:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THUS MAY NOT BE TRANSFERRED UNLESS SO REGISTERED OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.”

8.12.  Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement on the date first set forth above.

THE COMPANY:

GLOBAL RESOURCE CORPORATION

By:
Name: Ken Kinsella
Title: CEO

THE PURCHASER:

PURCHASER NAME

EXHIBIT A

THIS CONVERTIBLE PROMISSORY NOTE AND THE SHARES OF PREFERRED STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

AMENDED AND RESTATED CONVERTIBLE PROMISSORY NOTE

DATE	PRINCIPAL AMOUNT $

THIS AMENDED AND RESTATED CONVERTIBLE PROMISSORY NOTE (this “Note”) executed by Global Resource Corporation, a Nevada corporation, with a principal address located at 1000 Atrium Way, Atrium One Building, Suite 100, Mount Laurel, New Jersey 08054 (“Borrower” or the “Corporation”) amends and restates that certain Convertible Promissory Note, dated as of [Insert date of Original Note] in the principal amount of [Insert Original Principal Amount], payable to [Insert Investor Name] (“Lender”)

Borrower, for value received, hereby promises to pay to the order of (“Lender”), the principal amount of $[PRINCIPAL AMOUNT] in accordance with the provisions of this Note. This Note is issued pursuant to the terms and conditions of a Securities Purchase Agreement, by and between the Borrower and the Lender dated as of [Enter Date of Original Purchase Agreement], as such agreement may be amended, restated and/or supplemented from time to time (the “Purchase Agreement”) .

1.           Principal Amount.   The amount on the face of this Note shall constitute the principal amount of this Note (the “Principal Amount”).  The Principal Amount shall also be referred to as the Conversion Amount (the “Conversion Amount”).

2.           Conversion of Note.

(a)
Conversion of the Conversion Amount.  Subject to paragraphs (e) and (f) below and the satisfaction of the terms and conditions of the Purchase Agreement, upon the earlier to occur of (1) the Maturity Date or (2) the Minimum Amount Closing Date (the “Conversion Date”), the Lender agrees to surrender this Note, as amended to the Corporation, and the outstanding Conversion Amount will automatically be converted into Series A Preferred Stock at the Conversion Price.

(b)
Computation of the Number of Shares of Series A Preferred Stock, to be Exchanged for the Note.  On the Conversion Date, the Lender shall receive a number of shares of Series A Preferred Stock equal to the amount computed by dividing (1) the Conversion Amount by (2) the Conversion Price (the “Conversion Shares”).

(c)
Common Stock Warrants. The Lender shall have the right to receive warrants, in the form attached hereto as Exhibit A (the “Warrant”), to purchase Common Stock in the Corporation in the amount equal to the number of Conversion Shares issued to Lender, with the exercise price of such warrants equal to the par value of the Common Stock.

(d)
Notices.  The Corporation shall give written notice to the Lender at least five (5) business days prior to the Conversion Date, setting forth the Lender’s Conversion Amount and the number of Conversion Shares to be received.

(e)	Note Conversion Deliveries. Subject to paragraphs 2(f) and 2(g) below, on the Conversion Date the following shall occur:

(i)	the Lender shall surrender the Note to the Corporation and this Note shall be deemed cancelled;

(ii)
the Corporation shall deliver to the Lender a certificate or certificates representing the Conversion Shares in such name or names and such denomination or denominations as the Lender has specified, within ten (10) business days of the Conversion Date.

(f)
Conversion on the Minimum Amount Closing Date.  On or prior to the Minimum Amount Closing Date, the Corporation shall have filed the Certificate of Designations with the Secretary of State of the State of Nevada.  As soon as reasonably possible after the Minimum Amount Closing Date, the Corporation shall deliver notice, in the form attached hereto as Exhibit B (the “Minimum Amount Closing Notice”), to the Lender announcing that the Minimum Amount Closing Date has occurred and the Lender shall have the option to convert this Note into the Conversion Shares upon delivery to the Company of a notice of conversion in the form attached hereto as Exhibit C (the “Conversion Notice”).  Upon receipt of the Conversion Notice by the Corporation, this Note shall automatically convert into the Series A Preferred Stock with such rights and preferences as specified by the Certificate of Designations.

(g)
Conversion Upon the Maturity Date.  If the Minimum Amount Closing Date has not occurred on or before the Maturity Date, then conversion of this Note shall be governed by Article V of the Purchase Agreement, and the rights and preferences of the Series A Preferred Stock and the benefits to be accorded to the Lender hereunder shall be as provided in Article V of the Purchase Agreement.

(h)
Retirement of the Note Prior to the Conversion Date.  Borrower may, at any time prior to the Conversion Date, return all, but not less than all, of the Principal Amount to the Lender, in which case this Note shall be cancelled, retired and of no force or effect immediately upon the return of all of the Principal Amount.

3.           Events of Default.

(a)	Definition. For purposes of this Note, an Event of Default shall be deemed to have occurred if:

(i)	Borrower is in breach of the Purchase Agreement;

(ii)	Borrower fails to properly convert this Note on the terms and conditions specified herein; or

(ii)	The institution of a proceeding against Borrower under any state insolvency laws, federal bankruptcy law, or similar debtor relief laws then in effect.

(b)          Consequences of Events of Default.

(i)	If an Event of Default has occurred, the holder of this Note may demand (by written notice delivered to Borrower) immediate payment of all of the outstanding principal amount of this Note.

(ii)
Any holder of this Note shall also have any other rights which such holder may have been afforded under any contract or agreement at any time or any other rights which such holder may have pursuant to applicable law.

4.           Cancellation.  After conversion of the entire Conversion Amount, this Note shall have been converted in full and shall be surrendered by the holder hereof to the Corporation for cancellation and shall not be reissued.

5.           Amendment and Waiver. Except as otherwise expressly provided herein, the provisions of this Note may be amended and Borrower may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if Borrower has obtained the written consent of the holder of this Note.

6.           Notices and Payment to Holder.  All notices and all payments of principal and interest are to be delivered to the holder hereof at the address specified in the first paragraph of this Note, or to such other address or to the attention of such other person as specified by prior written notice to Borrower.

7.           Miscellaneous.  This Note applies, inures to the benefit of, and binds the successors and assigns of the parties hereto.  This Note is made under and all questions concerning the construction, validity and interpretation of this Note shall be governed by the internal laws, and not the laws of conflict, of the State of Nevada.  Purchaser will not sell or otherwise transfer this Note or the Series A Preferred Stock except in accordance with applicable securities laws

8.           Definitions.  For the purposes of this Note, the following terms have the meaning set forth below:

“Certificate of Designations” shall mean the Certificate of Designations of Rights and Preferences of the Series A Preferred Stock of the Corporation filed on May 28, 2010 and attached as Exhibit B to the Purchase Agreement.

“Conversion Price” shall mean the price per share of Series A Preferred Stock into which this Note shall convert, which price shall be equal to $0.24.

“Common Stock” means the common stock of the Corporation, par value $0.001 per share.

“Conversion Date” shall mean the earlier to occur of (a) the Maturity Date, or (b) the Minimum Amount Closing Date.

“Maturity Date” shall mean May 31, 2011.

“Minimum Amount Closing Date” shall mean the date upon which the Corporation has raised at least $1.0 million in this Offering.

“Offering” shall mean the offering of this Note in accordance with the terms and conditions of the Purchase Agreement to one or more investors other than the Lender.

“Series A Preferred Stock” shall mean the Corporation’s Series A Preferred Stock, $0.001 par value per share.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, Borrower has, through its duly authorized officer, executed and delivered this Note as of the date first written above.

GLOBAL RESOURCE CORPORATION

By:
Ken Kinsella
Chief Executive Officer

Exhibit A
GLOBAL RESOURCE CORPORATION

WARRANT TO PURCHASE
COMMON STOCK

[DATE]

THIS WARRANT, AND ALL SHARES OF COMMON STOCK ISSUABLE UNDER THIS WARRANT, HAVE BEEN AND WILL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). SUCH SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

THIS CERTIFIES THAT, for value received, [Investor Name], a natural person, or his permitted assigns (the “Holder”) is entitled, subject to the terms and conditions of this Warrant, at any time after the Effective Date and before 5:00 P.M. Eastern Time on the Expiration Date, to purchase from Global Resource Corporation, a Nevada corporation (“GBRC” or the “Company”), [Insert number of Warrant Shares] of Common Stock at an initial exercise price equal to $0.001 per share (the “Exercise Price”), subject to adjustment as provided in Section 4 hereof.

1.           DEFINITIONS: As used in this Warrant, the following terms shall have the following respective meanings:

“Affiliate” when used with respect to any Person, shall mean (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, and (b) any executive officer or director of such Person and any executive officer, director or general partner of the other Person which controls such Person.  For the purposes of this definition, "control" (including the correlative meanings of the terms "controlling", "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

"Common Stock" shall mean common stock, par value $.001 per share, of GBRC.

“Conversion Date” shall have the meaning set forth in the Promissory Note.

“Effective Date" shall mean the Conversion Date.

"Expiration Date" shall mean one year from the Conversion Date.

"Fair Market Value" of a share of Warrant Stock as of a particular date shall mean:

(a)           If traded on a securities exchange or a NASDAQ Market, the Fair Market Value shall be deemed to be the average of the closing price of the Warrant Stock on such exchange or market over the five (5) trading days ending on the day immediately prior to the applicable date of valuation;

(b)           If actively traded over-the-counter, the Fair Market Value shall be deemed to be the average of the closing bid prices over the five (5) trading days ending on the day immediately prior to the applicable date of valuation; and

(c)           If there is no active public market, the Fair Market Value shall be the value thereof, as agreed upon by the Company and the Holder; provided, however, that if the Company and the Holder cannot agree on such value, such value shall be determined by an independent valuation firm experienced in valuing businesses such as the Company and jointly selected in good faith by the Company and the Holder. Fees and expenses of the valuation firms shall be paid solely by the Company.

“Offering” shall mean the offering by the Company of up to an aggregate of $2,000,000 in convertible promissory notes.

"Person" shall mean any individual, corporation, partnership, limited liability company, trust or other entity or organization, including any governmental authority or political subdivision thereof.

“Promissory Note” shall mean that certain Amended and Restated Convertible Promissory Note issued to the Investor in connection with the Offering.

"Registered Holder" shall mean any Holder in whose name this Warrant is registered upon the books and records maintained by the Company.

"SEC" shall mean the United States Securities and Exchange Commission.

"Warrant" shall mean this Warrant and any warrant delivered in substitution or exchange therefor as provided herein.

"Warrant Stock" shall mean the Common Stock and any other securities at any time issued, receivable or issuable upon exercise of this Warrant.

2.           EXERCISE OF WARRANT.

2.1         Payment.  Subject to compliance with the terms and conditions of this Warrant and applicable securities laws, this Warrant may be exercised, in whole or in part at any time or from time to time, from and after the Effective Date and on or before the Expiration Date by delivery (including, without limitation, delivery by facsimile) of the form of Notice of Exercise attached hereto as Exhibit 1 (the "Notice of Exercise"), duly executed by the Holder, to the Company at its then principal office, and as soon as practicable after such date, surrendering:

(a)           this Warrant at the principal office of the Company, and

(b)           payment in cash, by check or by wire transfer of an amount equal to the product obtained by multiplying the number of shares of Warrant Stock being purchased upon such exercise by the then effective Exercise Price (the "Exercise Amount").

2.2         Net Issue Exercise.  In lieu of the payment methods set forth in Section 2.1(b) above, the Holder may elect to exchange all or some of the Warrant for shares of Warrant Stock equal to the value of the amount of the Warrant being exchanged on the date of exchange. If the Holder elects to exchange this Warrant as provided in this Section 2.2, the Holder shall tender to the Company the Warrant for the amount being exchanged, along with written notice of the Holder's election to exchange some or all of the Warrant, and the Company shall issue to the Holder the number of shares of the Warrant Stock computed using the following formula:

X = Y (A-B)
    A

Where:

X = the number of shares of Warrant Stock to be issued to the Holder;

Y = the total number of shares of Warrant Stock as to which this Warrant is being exercised;

A = the Fair Market Value of one share of Warrant Stock; and

B = the Exercise Price of one share of Warrant Stock (as adjusted to the date of such calculation).

All references herein to an "exercise" of the Warrant shall include an exchange pursuant to this Section 2.2.

2.3         "Easy Sale" Exercise  In lieu of the payment methods set forth in Section 2.1(b) above, when permitted by law and applicable regulations (including exchange, NASDAQ and Financial Industry Regulatory Authority (“FINRA”) rules and including that all shares so issued will be deemed to be fully paid, non-assessable and properly listed or admitted for trading), the Holder may pay the Exercise Price through a "same day sale" commitment from the Holder (and if applicable a broker-dealer that is a member of FINRA (a “FINRA Dealer”)), whereby the Holder irrevocably elects to exercise this Warrant and to sell a portion of the shares so purchased to pay for the Exercise Price and the Holder (or, if applicable, the FINRA Dealer) commits upon sale (or, in the case of the FINRA Dealer, upon receipt) of such shares to forward the Exercise Price directly to the Company.

2.4         Stock Certificates; Fractional Shares.  As soon as practicable on or after any date of exercise of this Warrant pursuant to this Section 2, the Company shall issue and deliver to the Person or Persons entitled to receive the same a certificate or certificates for the number of whole shares of Warrant Stock issuable upon such exercise, with any fraction of a share rounded to the nearest number of whole shares.  No fractional shares or scrip representing fractional shares shall be issued upon an exercise of this Warrant.

2.5         Partial Exercise; Effective Date of Exercise.  In case of any partial exercise of this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares of Warrant Stock purchasable hereunder. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above. The Person entitled to receive the shares of Warrant Stock issuable upon exercise of this Warrant shall be treated for all purposes as the holder of record of such shares as of the close of business on the date the Holder is deemed to have exercised this Warrant.

3.           VALID ISSUANCE; TAXES.  All shares of Warrant Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable; provided that the Company shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof. The Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for shares of Warrant Stock in any name other than that of the Registered Holder of this Warrant, and in such case the Company shall not be required to issue or deliver any stock certificate or security until such tax or other charge has been paid, or it has been established to the Company's reasonable satisfaction that no tax or other charge is due.

4.           ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES.. The number of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property receivable or issuable upon exercise of this Warrant) and the Exercise Price are subject to adjustment upon occurrence of any of the following events:

4.1         Adjustment for Stock Splits, Stock Subdivisions or Combinations of Shares. The Exercise Price of this Warrant shall be proportionally decreased and the number of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be proportionally increased to reflect any forward stock split or subdivision of the Warrant Stock. The Exercise Price of this Warrant shall be proportionally increased and the number of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be proportionally decreased to reflect any combination or reverse stock split of the Warrant Stock.

4.2         Reclassification. If the Company, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 4.

4.3         Adjustment for Capital Reorganization, Merger or Consolidation. In case of any reorganization of the capital stock of the Company (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another Person, or the sale of all or substantially all of the assets of the Company, then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor Person resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 4. The foregoing provisions of this Section 4.3 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other Person that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event-upon exercise of this Warrant.

5.           CERTIFICATE AS TO ADJUSTMENTS. In each case of any adjustment in the Exercise Price, or number or type of shares issuable upon exercise of this Warrant, the Chief Financial Officer or Controller of the Company shall compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the adjusted Exercise Price. The Company shall promptly send (by facsimile and by either first class mail, postage prepaid or overnight delivery) a copy of each such certificate to the Holder.

6.           LOSS OR MUTILATION. Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company shall execute and deliver in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.

7.           RESERVATION OF WARRANT STOCK.. The Company hereby covenants that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Warrant Stock, Common Stock or other shares of capital stock of the Company as are from time to time issuable upon exercise of this Warrant and, from time to time, will take all steps necessary to amend its Articles of Incorporation to provide sufficient reserves of shares of Warrant Stock issuable upon exercise of this Warrant. All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except encumbrances or restrictions arising under federal or state securities laws. Issuance of this Warrant shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Warrant Stock upon the exercise of this Warrant.

8.           RESTRICTIONS ON TRANSFER. The Holder, by acceptance hereof, agrees that, absent an effective registration statement filed with the SEC under the Act, covering the disposition or sale of this Warrant or the Warrant Stock issued or issuable upon exercise hereof, as the case may be, and registration or qualification under applicable state securities laws, such Holder will not sell, transfer, pledge, or hypothecate any or all of this Warrant or of the Warrant Stock, as the case may be, unless either (a) the Company has received an opinion of Company counsel, in form and substance reasonably satisfactory to the Company, to the effect that such registration is not required in connection with such disposition or (b) the sale of such securities is made pursuant to and in compliance with Rule 144 under the Securities Act.

9.           COMPLIANCE WITH SECURITIES LAWS. By acceptance of this Warrant, the Holder hereby represents, warrants and covenants: (a) that any shares of stock purchased upon exercise of the Warrant shall be acquired for investment only and not with a view to, or for sale in connection with, any distribution thereof; (b) that the Holder has had such opportunity as such Holder has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Holder to evaluate the merits and risks of his investment in the Company; (c) that the Holder is able to bear the economic risk of holding such shares as may be acquired pursuant to the exercise of this Warrant for an indefinite period; (d) that the Holder understands that the shares of stock acquired pursuant to the exercise of this Warrant will not be registered under the Securities Act (unless otherwise required pursuant to exercise by the Holder of the registration rights, if any, previously granted to the Registered Holder) and will be "restricted securities" within the meaning of Securities Act Rule 144 and that the exemption from registration under Rule 144 will not be available for at least six months from the date of exercise of this Warrant, subject to any special treatment by the SEC for exercise of this Warrant pursuant to Section 2.2, and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; (e) that all stock certificates representing shares of Common Stock issued to the Holder upon exercise of this Warrant or upon conversion of such shares may have affixed thereto a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

10.           NO RIGHTS OR LIABILITIES AS STOCKHOLDERS.  This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.  In the absence of affirmative action by such Holder to purchase Warrant Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder hereof shall cause such Holder hereof to be a stockholder of the Company for any purpose.

11.           NOTICE.  All notices and other communications from the Company to the Holder shall be sent to the Holder at the address for such Holder set forth on the Company’s books and records.

12.           HEADINGS; SECTION REFERENCE.  The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.  All Section references herein are references, to Sections of this Warrant unless specified otherwise.

13.           LAW GOVERNING.  . This Warrant shall be construed and enforced in accordance with, and governed by, the internal laws of the State of Nevada, without regard to its conflict of laws rules.

14.           NO IMPAIRMENT. The Company will not, by amendment of its Articles of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company: (a) will not increase the par value of any shares of Common Stock issuable upon the exercise of this Warrant above the amount payable therefor upon such exercise and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Warrant Stock upon exercise of this Warrant.

15.           SEVERABILITY. If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

16.           COUNTERPARTS. For the convenience of the parties, any number of counterparts of this Warrant may be executed by the parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

17.           NO INCONSISTENT AGREEMENTS. The Company will not on or after the date of this Warrant enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holder or otherwise conflicts with the provisions hereof.

18.           SATURDAYS, SUNDAYS AND HOLIDAYS. If the Expiration Date falls on a Saturday, Sunday or legal holiday, the Expiration Date shall automatically be extended until 5:00 P.M. the next business day.

19.           FACSIMILE SIGNATURE.  In the event that any signature is delivered by facsimile transmission, PDF, electronic signature or other similar electronic means, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned duly authorized representative of the Company has executed this Warrant as of the day and date first written above.

GLOBAL RESOURCE CORPORATION

By:
Name: Ken Kinsella
Title: CEO

Acknowledged and Agreed to by:

Name of Investor

EXHIBIT 1

NOTICE OF EXERCISE
(To be executed upon exercise of Warrant)

GLOBAL RESOURCE CORPORATION

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, the securities of Global Resource Corporation as provided for therein and (check one):

☐	Tenders herewith payment of the exercise price in full in the form of cash or a certified or official bank check in same-day funds in the amount of $_______ for __________ such securities.

☒   Elects the Net Issue Exercise option pursuant to Section 2.2 of the Warrant, and accordingly requests delivery of a net of _________ of such securities, according to the following calculation:

X = Y (A-B)	( )= ( ) [( ) - ( )]
    A                                           (_______)

Where:

X = the number of shares of Warrant Stock to be issued to the Holder;

Y = the total number of shares of Warrant Stock as to which this Warrant is being exercised;

A = the Fair Market Value of one share of the Warrant Stock; and

B = the Exercise Price of one share of Warrant Stock.

☐
Elects the Easy Sale Exercise option pursuant to Section 2.3 of the Warrant, and accordingly requests delivery of a net of ________ of such securities to the brokerage firm identified below and attaches the agreement of said firm to pay to the Company out of the proceeds of sale the Exercise Price of the Warrant Stock.

Unless Easy Sale Exercise is elected above, in which case the Warrant Stock shall be issued to the Warrant Holder’s account at said brokerage firm, please issue a certificate or certificates for such securities in the name of, and pay any cash for any fractional share to (please print name, address and social security number):

Name:

Address:

Signature:

Date:

Note: The above signature should correspond exactly with the name on the first page of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

If said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher whole number of shares.

EXHIBIT B

NOTICE OF MINIMUM AMOUNT CLOSING DATE

Pursuant to Section 2(f)

To: Lender

This notice (this “Notice”) is issued in connection with Section 2(f) of that certain Amended and Restate Promissory Note, dated ______________, 2010 (the “Note”), issued to Lender by Global Resource Corporation (the “Company”) for an aggregate principal amount equal to [_________________].  All capitalized terms not defined herein shall have the meaning prescribed to them in the Note.

Pursuant to Section 2(f), the Company hereby notifies Lender that the Minimum Amount Closing Date occurred on June ____, 2010.  Upon receipt of this Notice, Lender, at its option, shall return the Notice of Conversion (as such term is defined in the Note) to the Company.  Upon receipt of the Notice of Conversion, the Principal Amount shall be converted into the Conversion Shares in accordance with the terms and conditions of the Note.

GLOBAL RESOURCE CORPORATION

By:
Ken Kinsella
Chief Executive Officer

EXHIBIT C

NOTICE OF CONVERSION

Pursuant to the Promissory Note, dated ___________ ___, 2010 (the “Note”) issued by Global Resource Corporation (the “Company”) the undersigned hereby elects to convert the entire principal amount of the Note into the Series A Preferred Stock (the “Conversion Shares”) of the Company in accordance with the terms and conditions of the Note.

Lender:______________________________________________________________

Principal Amount: _____________________________________________________

Date: _______________________________________________________________

Name of Authorized Person: _____________________________________________

Signature of Authorized Person: __________________________________________

Number of Conversion Shares: ___________________________________________

Name in which certificate shall be issued: ____________________________________________

Address for delivery of certificate: _________________________________________________

                                                         _________________________________________________

                                                         _________________________________________________

Contact Person:             Name:       _________________________________________________

           Phone:     _________________________________________________

           Email:      __________________________________________________

EIN/SSN: _____________________________________

EXHIBIT B

CERTIFICATE OF DESIGNATIONS OF RIGHTS AND PREFERENCES

OF GLOBAL RESOURCE CORPORATION

SERIES A PREFERRED STOCK

Section 1. Designation and Amount. The shares of such series shall be designated as “Series A Preferred Stock” (the “Series A Preferred Stock”), and the number of shares constituting the Series A Preferred Stock shall be 10,000,000 with par value of $0.001 per share.

Section 2. Voting Rights. Except as otherwise provided by the laws of the State of Nevada or by the Articles of Incorporation, as amended, on all matters submitted to a vote of the stockholders of the Corporation, the common stock with par value of $0.001 per share (the “Common Stock”) and the Series A Preferred Stock shall vote together as a single class. Each holder of Series A Preferred Stock shall have ten (10) times the number of votes equal to the number of shares of Common Stock which such holder would have been entitled to receive if such holder converted all of its Series A Preferred Shares into Common Stock on the date as of which the holders of Common Stock of record entitled to vote were determined (assuming for this purpose only that Series A Preferred Shares are convertible into fractional shares) and each holder of Common Stock shall have one vote per share of Common Stock held by such holder on the date as of which the holders of Common Stock of record entitled to vote were determined.

Section 3. Conversion.

3.1 Conversion Procedure.

(a) At any time and from time to time, the holders of the Series A Preferred Stock may convert all or any portion of the Series A Preferred Shares (including any fraction of a share) held by such holder into the number of shares of Common Stock computed by (i) multiplying the number of Series A Preferred Shares to be converted by the sum of (x) the Original Purchase Price, and (ii) dividing the resulting product by the Conversion Price then in effect.

(b) Each conversion of Series A Preferred Shares will be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series A Preferred Shares to be converted have been surrendered at the principal office of the Corporation. At such time as such conversion has been effected, the rights of the holder of such Series A Preferred Shares as such holder will cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

(c) As soon as possible after a conversion has been effected (but in any event within three (3) business days) the Corporation will deliver to the converting holder:

(i) a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified; and

(ii) a certificate representing any Series A Preferred Shares which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

(d) The issuance of certificates for shares of Common Stock upon conversion of Series A Preferred Shares will be made without charge to the holders of such Series A Preferred Shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of each Series A Preferred Share, the Corporation will take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion will be validly issued, fully paid and nonassessable.

(e) If any fractional interest in a share of Common Stock would, except for the provisions of this Section 3.1(d), be deliverable upon any conversion of the Series A Preferred Shares, the Corporation, in lieu of delivering the fractional share therefore, may pay an amount to the holder thereof equal to the fair market value (as reasonably determined in good faith by the Board) of such fractional interest as of the date of conversion.

3.2 Subdivision or Combination of Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Corporation at any time combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

3.3 Organic Change.

(a) Corporation Survives. Upon the consummation of an Organic Change (other than a transaction in which the Corporation is not the surviving entity) the terms of the Series A Preferred Stock shall be deemed modified, without payment of any additional consideration therefore, so as to provide that upon the conversion of Series A Preferred Shares following the consummation of such Organic Change the holder of such Series A Preferred Shares shall have the right to acquire and receive (in lieu of or in addition to the shares of Common Stock acquirable and receivable prior to the Organic Change) such shares of stock, securities or assets as such holder would have received if such holder had converted its Series A Preferred Shares into Common Stock immediately prior to such Organic Change, in each case giving effect to any adjustment of the Conversion Price made after the date of consummation of the Organic Change. All other terms of the Series A Preferred Stock shall remain in full force and effect following such an Organic Change. The provisions of this Section 3.3(a) shall similarly apply to successive Organic Changes.

(b) Corporation Does Not Survive. The Corporation shall not enter into an Organic Change that is a transaction in which the Corporation is not the surviving entity unless the surviving entity shall issue new securities, without payment of any additional consideration therefore, with terms that provide that upon the conversion of such securities following the consummation of such Organic Change, the holder of such securities shall have the right to acquire and receive (in lieu of or in addition to the shares of Common Stock acquirable and receivable prior to the Organic Change) such shares of stock, securities or assets as such holder would have received if such holder had converted its Series A Preferred Shares into Common Stock immediately prior to such Organic Change, in each case giving effect to any adjustment of the Conversion Price of such new securities made after the date of consummation of the Organic Change on an equivalent basis to the adjustments provided for the Series A Preferred Stock Conversion Price herein. All other terms of the new securities shall be equivalent to the terms of the Series A Preferred Stock provided for herein. The provisions of this Section 3.3(b) shall similarly apply to successive Organic Changes.

3.4 Notice. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Prices at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series A Preferred Stock.

3.5 Mandatory Conversion. If the holders of a majority of the Series A Preferred Shares then outstanding shall so elect, by vote or written consent, then the Corporation shall require the conversion of, and the holders shall convert, all of the outstanding Series A Preferred Shares into shares of Common Stock.

3.6 No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, merger, consolidation, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 3.

3.7 Notices of Record Date. In the event that the Corporation shall propose at any time:

(a) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

(b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or any other securities or property, or to receive any other rights;

(c)      to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

(d)      to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

then, in connection with each such event, the Corporation shall send to the holders of the Series A Preferred Stock at least 20 days’ prior written notice of the earlier of (A) the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (iii) and (iv) above or (B) the closing date of such event; provided, however, the holders of a majority of the then-outstanding shares of Series A Preferred Stock may waive the notice period required above. With regard to the matters referenced in (c) and (d) above, such written notice shall describe the material terms and conditions of the proposed transaction.

3.8 Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then-outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of the Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including without limitation using its reasonable efforts to obtain the requisite stockholder approval for any necessary amendment to these Articles of Incorporation.

Section 4. Miscellaneous.

4.1 Registration of Transfer. The Corporation will keep at its principal office a register for the registration of Series A Preferred Shares. Upon the surrender of any certificate representing Series A Preferred Shares at such place, the Corporation will, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefore representing in the aggregate the number of Series A Preferred Shares represented by the surrendered certificate. Each new certificate will be registered in such name and will represent such number of Series A Preferred Shares as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate, and dividends will accrue on the Series A Preferred Shares represented by such new certificate from the date to which dividends have been fully paid on such Series A Preferred Shares represented by the surrendered certificate.

4.2 Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Series A Preferred Shares, and in the case of any such loss, theft or destruction, upon receipt of an indemnity by the holder thereof reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Series A Preferred Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends will accrue on the Series A Preferred Shares represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

4.3 Amendment and Waiver. No amendment, modification or waiver will be binding or effective with respect to any provision of these Designations without the prior written consent of the holders of a majority of the Series A Preferred Shares outstanding at the time such action is taken; provided that no amendment will by its terms discriminate against any holder of Series A Preferred Stock other than as a result of a difference in the number of Series A Preferred Shares held by such holders.

4.4 Notices. Except as otherwise expressed provided, all notices referred to herein will be in writing and will be delivered (i) personally, (ii) by facsimile (with receipt of appropriate confidentiality and hard copy following, (iii) by nationally recognized overnight courier or (iv) by registered or certified mail, return receipt requested, postage prepaid, and such notices will be deemed to have been given when so personally delivered, or if sent by facsimile or delivered by overnight courier, one business day after delivery, or if mailed, four days after deposited in the U.S. mail (a) to the Corporation, at its principal executive offices and (b) to any stockholder, at such holder’s address as it appears in the stock records of the Corporation (unless otherwise indicated by notice in writing by such holder).

Section 5. Definitions.

“Board” means the Corporation’s Board of Directors.

“Conversion Price” means the Original Purchase Price as adjusted from time to time pursuant to this Sections 3.2 and 3.3 herein

“Organic Change” means any capital reorganization, reclassification, consolidation, merger, lease, or sale of all or substantially all of the Corporation’s assets to or with another Person which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for shares of Common Stock.

“Original Purchase Price” means the applicable conversion price of Series A Preferred Stock under the Convertible Promissory Note issued by the Corporation pursuant to the Securities Purchase Agreement.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Securities Purchase Agreement” means the Securities Purchase Agreement by and among the Corporation and the purchasers named therein that concern the purchase of the promissory note convertible into the Series A Preferred Stock.

IN WITNESS WHEREOF, I have hereto set my hand this 28th day of May, 2010.

GLOBAL RESOURCE CORPORATION

Its: _Chief Executive Officer